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                                                                     Exhibit 8.1

 LIST OF SIGNIFICANT SUBSIDIARIES OF SILICONWARE PRECISION INDUSTRIES CO., LTD.

                                                                          PERCENTAGE OF OWNERSHIP
                COMPANY                   JURISDICTION OF INCORPORATION   AS OF DECEMBER 31, 2003
---------------------------------------   -----------------------------   -----------------------
SPIL (B.V.I.) Holding Limited             British Virgin Islands                  100.00%
Siliconware Investment Company Ltd.       Republic of China                       100.00%
Siliconware U.S.A. Inc.                   United States of America                100.00%
SPIL (Cayman) Holding Limited             Cayman Islands                          100.00%
Siliconware Technology (Suzhou) Limited   People's Republic of China              100.00%